UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2010

DEERFIELD CAPITAL CORP.

 (Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 North River Road, 12th Floor, Rosemont, IL	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 380-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On August 16, 2010, Deerfield Capital Corp. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2010.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section.  Furthermore, the information in Item 2.02 of this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2010, Luke D. Knecht, Chief Operating Officer of Deerfield Capital Management LLC (“DCM”) and one of the Company’s named executive officers, tendered his resignation from the position of Chief Operating Officer of DCM effective August 16, 2010.  Mr. Knecht’s Chief Operating Officer responsibilities are being allocated among certain of DCM’s employees, including Dan M. Hattori, who was appointed Chief Operating Officer of DCM on August 16, 2010.  Mr. Knecht’s resignation was not due to any dispute or disagreement with the Company’s board of directors or management.  At present, Mr. Knecht remains a Managing Director and employee of DCM and is primarily responsible for the management and oversight of the Company’s Return Profile Management product.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press Release issued by the Company on August 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

	By:	/s/ Robert A. Contreras
Robert A. Contreras
Senior Vice President, General Counsel and Secretary

Dated: August 16, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on August 16, 2010